UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2024, Kite Realty Group, L.P. (the “Operating Partnership”), the operating partnership of Kite Realty Group Trust (the “Company”), completed the previously announced offering of $350 million aggregate principal amount of 5.500% Senior Notes due 2034 (the “Notes”).

The issuance of the Notes is pursuant to an Indenture, dated September 26, 2016 (the “Base Indenture”), between the Operating Partnership, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated January 17, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Operating Partnership, the Company, as possible future guarantor, and the Trustee.

The Notes bear interest at a rate of 5.500% per annum accruing from January 17, 2024. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2024. The Notes will mature on March 1, 2034. The Notes are the Operating Partnership’s unsecured and unsubordinated obligations and rank equally in right of payment with all of the Operating Partnership’s existing and future unsecured and unsubordinated indebtedness. The Notes are not guaranteed by any subsidiary of the Company and will not initially, and may never, be guaranteed by the Company. However, under limited circumstances provided in the Supplemental Indenture, the Company will be required to guarantee the payment of principal of and premium, if any, and interest on the Notes when due if, and for so long as, the Company guarantees the Operating Partnership’s obligations under its existing credit agreement.

The Operating Partnership may redeem the Notes at its option prior to December 1, 2033 (three (3) months prior to the maturity date) (the “Par Call Date”) in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 30 basis points less (b) interest accrued to the redemption date, and (ii) 100% of the principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. If the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains certain covenants that, among other things, restrict the Operating Partnership’s operations, subject to certain exceptions, with respect to its entity existence, properties, insurance, taxes, claims, provision of financial information, mergers, consolidations and asset sales. In addition, the Indenture requires that the Operating Partnership satisfy certain financial covenants, including:

•	a maximum leverage ratio of 60%;

•	a maximum secured indebtedness ratio of 40%;

•	Consolidated EBITDA (as defined in the Indenture) to annual debt service charge ratio of at least 1.50 to 1.00; and

•	a minimum of total unencumbered assets of at least 150% of total unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-261119-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on November 16, 2021. A prospectus supplement, dated January 12, 2024, relating to the Notes and supplementing the prospectus dated November 16, 2021 was filed with the SEC on January 16, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 8.01.

In connection with the offering of the Notes, the Operating Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and PNC Capital Markets LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants by the Operating Partnership, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Operating Partnership intends to use the net proceeds from the offering of the Notes to repay its $120 million unsecured term loan, to repay in full its 4.58% Senior Notes, Series B, due 2024, with an aggregate principal amount outstanding of  $150 million, and for general corporate purposes.

The foregoing description is a summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated September 26, 2016, between Kite Realty Group, L.P., as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Kite Realty Group Trust and Kite Realty Group, L.P. filed with the SEC on September 27, 2016)
4.2	Second Supplemental Indenture, dated January 17, 2024, among Kite Realty Group, L.P., as issuer, Kite Realty Group Trust, as possible future guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee
4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
99.1	Underwriting Agreement, dated January 12, 2024, by and among Kite Realty Group, L.P. and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and PNC Capital Markets LLC as representatives of the several underwriters listed on Schedule 1 attached thereto
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: January 17, 2024	By:	/s/ Heath R. Fear

Heath R. Fear
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

Date: January 17, 2024	By:	/s/ Heath R. Fear

Heath R. Fear
Executive Vice President and
Chief Financial Officer